Exhibit 99.1

Insperity Announces Strong Second Quarter Results
HOUSTON – August 1, 2022 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the second quarter ended June 30, 2022. Insperity will be hosting a conference call today at 5:00 p.m. ET to discuss these results and our updated 2022 outlook, and has posted an accompanying presentation to its investor website at http://ir.insperity.com.
•Q2 average number of WSEEs paid and revenues up 19% and 21%, respectively
•Q2 net income and diluted EPS of $33.6 million and $0.87, respectively
•Q2 adjusted EBITDA up 25% to $75.0 million
•Q2 adjusted EPS up 27% to $1.16
Second Quarter Results
For the second quarter of 2022, reported net income and diluted earnings per share (“EPS”) were $33.6 million and $0.87, respectively. Adjusted EPS increased 27.5% compared to the second quarter of 2021 to $1.16. Adjusted EBITDA increased 24.6% over the second quarter of 2021 to $75.0 million.
The average number of worksite employees (“WSEEs”) paid per month increased 19.4% over Q2 2021 to 290,507 WSEEs. WSEEs paid from new client sales and the net gain (loss) in our client base improved over Q2 2021. Client retention remained strong, averaging 99% per month for the quarter and our clients continued to experience robust hiring through Q2 in spite of the tight labor market. Revenues in Q2 2022 increased 20.8% to $1.4 billion on the 19.4% increase in paid WSEEs and a 1.2% increase in revenue per WSEE.
“Our impressive 19% growth in paid worksite employees over the first half of 2021 reflects strong demand for our services, combined with excellent sales and service execution and has led to achieving a milestone of over 300,000 paid worksite employees as we begin Q3,” said Paul J. Sarvadi, Insperity chief executive officer and chairman. “These results represent a very strong start to our recently adopted five-year plan for growth, profitability, and exceptional shareholder returns. We believe that Insperity is well positioned to support the small and medium size business community through whatever economic conditions are experienced in the years ahead.”
Gross profit increased 20.2% over Q2 2021 to $239.9 million on the 19.4% increase in paid WSEEs, combined with higher-than-expected contributions from each of our direct cost programs and our traditional employment offering. COVID related costs and overall utilization of our health plan fell below forecasted levels. Workers’ compensation costs also declined on effective claims management, and to a lesser extent, on the favorable impact of higher interest rates. As expected, payroll taxes increased on higher payroll volume and the non-recurrence of the Q2 2021 collection of $11.3 million in federal payroll tax refunds related to prior years.

Operating expenses increased 16.5% over Q2 2021 and included continued investment in our personnel given our high growth and a focus on hiring and retention in the current tight labor market. Other operating spend included continued investment in marketing initiatives and technology. Travel and event costs also increased over the prior year’s period which was more restrictive under the pandemic conditions. Operating expense per WSEE per month decreased from $225 in Q2 2021 to $220 in Q2 2022 demonstrating overall operating leverage while further investing in the growth of the business.

Year-to-Date Results
Revenues for the first six months of 2022 increased 21.8% to $3.0 billion on a 19.5% increase in paid worksite employees and a 1.9% increase in revenue per WSEE. Gross profit for the first six months of 2022 increased 16.6% to $525.6 million. Operating expenses increased 14.1% to $378.9 million compared to the 2021 period.
For the six months ended June 30, 2022, reported net income and diluted EPS were $103.5 million and $2.68, respectively. Adjusted EPS increased 15.8% compared to the first six months of 2021 to $3.15. Adjusted EBITDA increased 17.7% compared to the first six months of 2021 to $193.6 million.
Net income per WSEE per month was $61 in both periods. Adjusted EBITDA per WSEE per month was $113 in the 2022 period compared to $115 in the 2021 period.
Gross profit and earnings comparisons are impacted by the non-recurrence of $16.8 million in federal payroll tax refunds received in 2021 related to prior years.

Cash outlays in the first six months of 2022 included the repurchase of approximately 616,000 shares of stock at a cost of $56.8 million, dividends totaling $37.1 million and capital expenditures of $9.0 million. Adjusted cash totaled $167 million at June 30, 2022 and $280 million is available under our recently expanded $650 million credit facility.
“We have raised our earnings outlook coming off of our outperformance over the first half of the year and continued growth momentum driving our positive outlook,” said Douglas S. Sharp, Insperity executive vice president of finance, chief financial officer and treasurer. “We continue to closely monitor the impact of the pandemic, the tight labor market and the possibility of an economic slowdown on our business. At this point, our key internal client metrics remain strong.”

2022 Guidance
The company also announced its updated guidance for 2022, including the third quarter of 2022. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q3 2022			Full Year 2022

Average WSEEs paid	301,300	—	303,900	294,600	—	297,200
Year-over-year increase	17%	—	18%	17.5%	—	18.5%

Adjusted EPS	$0.83	—	$1.06	$4.68	—	$5.25
Year-over-year increase (decrease)	(7)%	—	19%	18%	—	33%

Adjusted EBITDA (in millions)	$59	—	$71	$305	—	$335
Year-over-year increase (decrease)	(2)%	—	18%	20%	—	31%
Definition of Key Metrics
Average WSEEs paid - Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense and non-cash stock-based compensation.
Conference Call and Webcast

Insperity will be hosting a conference call today at 5:00 p.m. ET to discuss these results, and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 888-506-0062 and use conference i.d. number 990230. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 877-481-4010, conference i.d. 46200, for one week after the call. The webcast will be archived for one year.
About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2021 revenues of $5.0 billion and more than 90 offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base the forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;
•labor shortages and increasing competition for highly skilled workers;
•impact of inflation;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;

•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;
•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, data centers or cloud service providers; and
•our ability to integrate or realize expected returns on our acquisitions.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	June 30, 2022	December 31, 2021

Assets
Cash and cash equivalents	$510,869	$575,812
Restricted cash	53,329	46,929
Marketable securities	30,781	31,791
Accounts receivable, net	685,857	513,306
Prepaid insurance	52,939	11,285
Other current assets	71,186	53,312
Income taxes receivable	5,684	12,413
Total current assets	1,410,645	1,244,848
Property and equipment, net	199,322	210,723
Right of use leased assets	59,149	62,830
Prepaid health insurance	9,000	9,000
Deposits	173,977	192,927
Goodwill and other intangible assets, net	12,707	12,707
Deferred income taxes, net	—	4,892
Other assets	28,106	15,158
Total assets	$1,892,906	$1,753,085

Liabilities and stockholders' equity
Accounts payable	$6,034	$6,412
Payroll taxes and other payroll deductions payable	303,645	467,892
Accrued worksite employee payroll cost	662,762	409,653
Accrued health insurance costs	62,643	50,001
Accrued workers’ compensation costs	58,142	50,534
Accrued corporate payroll and commissions	69,775	74,778
Other accrued liabilities	83,599	69,303
Total current liabilities	1,246,600	1,128,573
Accrued workers’ compensation cost, net of current	173,686	192,694
Long-term debt	369,400	369,400
Operating lease liabilities, net of current	58,916	64,192
Deferred income taxes, net	9,172	—
Total noncurrent liabilities	611,174	626,286
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	125,622	109,179
Treasury stock, at cost	(709,810)	(665,089)
Retained earnings	618,765	553,581
Total stockholders’ equity (deficit)	35,132	(1,774)
Total liabilities and stockholders’ equity	$1,892,906	$1,753,085

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in thousands, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Operating results:
Revenues(1)	$1,432,107	$1,185,371	20.8%	$3,009,944	$2,472,206	21.8%
Payroll taxes, benefits and workers’ compensation costs	1,192,239	985,817	20.9%	2,484,302	2,021,207	22.9%
Gross profit	239,868	199,554	20.2%	525,642	450,999	16.6%
Salaries, wages and payroll taxes	106,522	94,362	12.9%	213,961	197,437	8.4%
Stock-based compensation	15,631	13,781	13.4%	25,477	25,603	(0.5)%
Commissions	10,743	8,251	30.2%	21,053	15,970	31.8%
Advertising	12,427	8,975	38.5%	21,022	14,297	47.0%
General and administrative expenses	36,095	29,211	23.6%	77,100	60,847	26.7%
Depreciation and amortization	10,100	9,751	3.6%	20,284	17,798	14.0%
Total operating expenses	191,518	164,331	16.5%	378,897	331,952	14.1%
Operating income	48,350	35,223	37.3%	146,745	119,047	23.3%
Other income (expense):
Interest income	945	1,436	(34.2)%	1,093	1,979	(44.8)%
Interest expense	(2,691)	(1,975)	36.3%	(4,616)	(3,574)	29.2%
Income before income tax expense	46,604	34,684	34.4%	143,222	117,452	21.9%
Income tax expense	13,005	9,530	36.5%	39,739	30,376	30.8%
Net income	$33,599	$25,154	33.6%	$103,483	$87,076	18.8%
Less distributed and undistributed earnings allocated to participating securities	(1)	(37)	(97.3)%	(31)	(193)	(83.9)%
Net income allocated to common shares	$33,598	$25,117	33.8%	$103,452	$86,883	19.1%

Net income per share of common stock
Basic	$0.88	$0.65	35.4%	$2.70	$2.26	19.5%
Diluted	$0.87	$0.65	33.8%	$2.68	$2.24	19.6%
 ____________________________________
(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021

Gross billings	$9,224,643	$7,637,851	$19,582,548	$15,688,273
Less: WSEE payroll cost	7,792,536	6,452,480	16,572,604	13,216,067
Revenues	$1,432,107	$1,185,371	$3,009,944	$2,472,206

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change

Average WSEEs paid	290,507	243,270	19.4%	284,583	238,220	19.5%
Statistical data (per WSEE per month):
Revenues(1)	$1,643	$1,624	1.2%	$1,763	$1,730	1.9%
Gross profit	275	273	0.7%	308	316	(2.5)%
Operating expenses	220	225	(2.2)%	222	232	(4.3)%
Operating income	55	48	14.6%	86	83	3.6%
Net income	39	34	14.7%	61	61	—
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(per WSEE per month)	2022	2021	2022	2021
Gross billings	$10,585	$10,466	$11,469	$10,976
Less: WSEE payroll cost	8,942	8,842	9,706	9,246
Revenues	$1,643	$1,624	$1,763	$1,730

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.
We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, • depreciation and amortization expense, and • amortization of SaaS implementation costs.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended June 30,				Six Months Ended June 30,
(in thousands, except per WSEE per month)	2022		2021		2022		2021
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$7,792,536	$8,942	$6,452,480	$8,842	$16,572,604	$9,706	$13,216,067	$9,246
Less: Bonus payroll cost	668,503	767	796,154	1,092	2,652,356	1,553	2,216,629	1,551
Non-bonus payroll cost	$7,124,033	$8,175	$5,656,326	$7,750	$13,920,248	$8,153	$10,999,438	$7,695
% Change period over period	25.9%	5.5%	15.2%	7.9%	26.6%	6.0%	9.3%	6.8%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	June 30, 2022	December 31, 2021

Cash, cash equivalents and marketable securities	$541,650	$607,603
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	258,180	424,800
Client prepayments	116,646	20,054
Adjusted cash, cash equivalents and marketable securities	$166,824	$162,749

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in thousands, except per WSEE per month)	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Net income	$33,599	$39	$25,154	$34	$103,483	$61	$87,076	$61
Income tax expense	13,005	15	9,530	13	39,739	23	30,376	21
Interest expense	2,691	3	1,975	3	4,616	3	3,574	3
Depreciation and amortization	10,100	11	9,751	14	20,284	11	17,798	12
EBITDA	59,395	68	46,410	64	168,122	98	138,824	97
Stock-based compensation	15,631	18	13,781	18	25,477	15	25,603	18
Adjusted EBITDA	$75,026	$86	$60,191	$82	$193,599	$113	$164,427	$115
% Change period over period	24.6%	4.9%	(34.5)%	(39.3)%	17.7%	(1.7)%	(14.9)%	(16.7)%

Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021

Net income	$33,599	$25,154	$103,483	$87,076
Non-GAAP adjustments:
Stock-based compensation	15,631	13,781	25,477	25,603
Total non-GAAP adjustments	15,631	13,781	25,477	25,603
Tax effect	(4,345)	(3,643)	(7,069)	(6,621)
Total non-GAAP adjustments, net	11,286	10,138	18,408	18,982
Adjusted net income	$44,885	$35,292	$121,891	$106,058
% Change period over period	27.2%	(40.8)%	14.9%	(16.2)%

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Diluted EPS	$0.87	$0.65	$2.68	$2.24
Non-GAAP adjustments:
Stock-based compensation	0.41	0.35	0.66	0.66
Total non-GAAP adjustments	0.41	0.35	0.66	0.66
Tax effect	(0.12)	(0.09)	(0.19)	(0.18)
Total non-GAAP adjustments, net	$0.29	$0.26	$0.47	$0.48
Adjusted EPS	$1.16	$0.91	$3.15	$2.72
% Change period over period	27.5%	(40.9)%	15.8%	(16.0)%

Following is a reconciliation of GAAP to non-GAAP financial measures for third quarter and full year 2022 guidance:

(in millions, except per share amounts)	Q3 2022 Guidance	Full Year 2022 Guidance

Net income	$23 - $32	$145 - $167
Income tax expense	9 - 12	56 - 64
Interest expense	3	11
Depreciation and amortization	10	42
Amortization of SaaS implementation costs	1	2
EBITDA	46 - 58	256 - 286
Stock-based compensation	13	49
Adjusted EBITDA	$59 - $71	$305 - $335

Diluted net income per share of common stock	$0.58 - $0.81	$3.76 - $4.33
Non-GAAP adjustments:
Stock-based compensation	0.34	1.27
Tax effect	(0.09)	(0.35)
Total non-GAAP adjustments, net	0.25	0.92
Adjusted EPS	$0.83 - $1.06	$4.68 - $5.25
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